Exhibit (b)

ABL LONGEVITY GROWTH AND INCOME FUND

BYLAWS

ARTICLE I.

OFFICES

Section 1. PRINCIPAL OFFICE. The principal office of ABL Longevity Growth and Income Fund (the “Fund”) in the State of Delaware shall be located at such place as the Board of Trustees of the Fund (the “Trustees” or the “Board”) may designate from time to time.

Section 2. ADDITIONAL OFFICES. The principal executive office of the Fund is at 2101 Park Center Drive, Suite 200, Orlando, FL 32835. The Fund may have additional offices at such places as the Board may from time to time determine or the business of the Fund may require.

Section 3. DEFINED TERMS. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Fund’s Declaration of Trust dated [*], 2024, as the same may be amended from time to time (“Declaration of Trust”).

ARTICLE II.

MEETINGS OF SHAREHOLDERS

Section 1. MEETINGS OF SHAREHOLDERS. Meetings of the Shareholders may be called at any time by the Chairperson, a majority of the Board, or the President for the purpose of acting upon any matter requiring the vote or authority of the Shareholders as herein provided or upon any other matters deemed by the Board to be necessary or desirable. Without limiting the provisions of Section 3 of this Article II, a special meeting of the Shareholders may also be called at any time upon the written request of a holder or the holders of not less than a majority of all of the Shares entitled to be voted at such meeting, provided that the Shareholder or Shareholders requesting such meeting shall have paid to the Fund the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholder or Shareholders. A meeting of the Shareholders for the purpose of electing or removing one or more Trustees may be called (i) by the Trustees upon their own vote, or (ii) upon demand of a Shareholder or Shareholders owning Shares representing a majority or more of all votes entitled to be cast by outstanding Shares.

Section 2. PLACE. All meetings of Shareholders shall be held at the principal executive office of the Fund or at such other place as shall be set by the Board and stated in the notice of the meeting.

Section 3. NOTICE OF MEETINGS; METHOD OF DELIVERY; MINIMUM CONTENTS; WAIVER. Written or printed notice of the time and place of every meeting of the Shareholders shall be given by an appropriate officer of the Fund to each Shareholder of record entitled to vote at the meeting and to each other Shareholder entitled to notice of the meeting, by: (i) presenting the notice to such Shareholder personally, (ii) placing the notice in the mail, (iii) delivering the notice by overnight delivery service, (iv) transmitting the notice by electronic mail or any other electronic means, or (v) any other means permitted by Delaware law, at least five (5) days, but not more than sixty (60) days, prior to the date designated for the meeting, addressed to each Shareholder at such Shareholder’s address appearing on the records of the Fund or supplied by the Shareholder to the Fund for the purpose of notice.. The notice shall state the time and place of the meeting; the notice of meeting for special meetings may but need not contain information regarding the purpose or purposes of such special meeting. The notice of any meeting of Shareholders may be accompanied by a form of proxy approved by the Board in favor of the actions or persons as the Board may select. Notice of any meeting of Shareholders shall be deemed waived by any Shareholder who attends the meeting in person or by proxy or who before or after the meeting submits a signed waiver of notice that is filed with the records of the meeting.

Section 4. ORGANIZATION AND CONDUCT. Every meeting of Shareholders shall be conducted by an individual appointed by the Board to chair the meeting or, in the absence of such appointment, by the Chairperson, if any, or, in the case of a vacancy in the office or absence of the Chairperson, by one of the following officers present at the meeting: the chief executive officer, the president, if any, any vice president, the secretary, the treasurer or, in the absence of such officers, a chairperson chosen by the Shareholders by the vote of a majority of the votes cast by Shareholders present in person or by proxy. The secretary or in the chairperson’s discretion an assistant secretary or an individual appointed by the chairperson of the meeting shall act as secretary. In the event that the secretary presides at a meeting of the Shareholders, an assistant secretary, or, in the absence of assistant secretaries, an individual appointed by the Board or the chairperson of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of Shareholders shall be determined by the chairperson of the meeting. The chairperson of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairperson, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to Shareholders of record of the Fund, their duly authorized proxies or other such individuals as the chairperson of the meeting may determine; (c) limiting participation at the meeting on any matter to Shareholders of record of the Fund entitled to vote on such matter, their duly authorized proxies or other such individuals as the chairperson of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any Shareholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairperson of the meeting; and (g) recessing or adjourning the meeting to a later date and time and place announced at the meeting. Unless otherwise determined by the chairperson of the meeting, meetings of Shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 5. QUORUM. At any meeting of Shareholders, the presence in person or by proxy of the Shareholders of the Fund holding twenty (20%) percent of the outstanding Shares of the Fund (without regard to class or series) shall constitute a quorum, except with respect to any such matter that, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of capital Shares of the Fund, in which case the presence in person or by proxy of the holders of Shares of the Fund’s capital Shares holding twenty (20%) percent of the outstanding Shares of such class shall constitute a quorum. This Section 5 shall not affect any requirement under any applicable law, any other provisions of these Bylaws or the Declaration of

Trust, for the vote necessary for the adoption of any measure. If such quorum shall not be present at any meeting of the Shareholders, then the chairperson of the meeting or the Shareholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting to a date not more than sixty (60) days after the original record date without further notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 6. VOTING. Except when a larger vote is required by any provision of applicable Law, the Declaration of Trust or these Bylaws, a Majority Shareholder Vote shall decide any question, provided that where any provision of applicable Law, the Bylaws, or the Declaration of Trust permits or requires that the holders of any series or class shall vote as a series or class, then a Majority Shareholder Vote of that series or class voted on the matter shall decide that matter insofar as that series or class is concerned. Unless otherwise provided in the Declaration of Trust, each outstanding Share owned of record on the applicable record date, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareholders.

Section 7. PROXIES. A Shareholder may vote the Shares owned of record by the Shareholder, either in person or by proxy executed in writing by the Shareholder or by the Shareholder’s duly authorized agent as permitted by law. Such proxy shall be filed with the secretary of the Fund before or at the meeting.

Section 8. ACTION WITHOUT A MEETING. Any action which may be taken by the Shareholders may be taken without a meeting if such proportion of the Shareholders as is required to vote for approval of the matter by applicable Law, the Bylaws or the Declaration of Trust consents to the action in writing and the written consents are filed with the records of the Shareholders’ meetings. Such consents shall be treated for all purposes as a vote taken at a Shareholders’ meeting.

Section 9. VOTING OF SHARES BY CERTAIN HOLDERS. Shares of the Fund registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such Share pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such Shares. Any fiduciary may vote Shares registered in his or her name as such fiduciary, either in person or by proxy.

Shares of the Fund directly owned by it or its subsidiaries shall not be voted at any meeting and shall not be counted in determining the total number of outstanding Shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding Shares at any given time.

The Board may adopt by resolution a procedure by which a Shareholder may certify in writing to the Fund that any Shares registered in the name of the Shareholder are held for the account of a specified person other than the Shareholder. The resolution shall set forth the class of Shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the Shares transfer books, the time after the record date or closing of the Shares transfer books within which the certification must be received by the Fund; and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the Shareholder of record of the specified Shares in place of the Shareholder who makes the certification.

Section 10. INSPECTORS. The Board in advance of any meeting of Shareholders, or the chairperson of the meeting at any meeting of Shareholders, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the chairperson of the meeting. The inspectors, if any, shall determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, the existence of a quorum, as defined in this Article II, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, and determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Shareholders. Each such report of an inspector shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of Shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

ARTICLE III.

TRUSTEES

Section 1. ANNUAL AND REGULAR BOARD MEETINGS. An annual meeting of the Board shall be held without notice other than as provided herein. Each annual meeting of the Board may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board. Regular meetings of the Board shall be held from time to time at such places and times as provided by the Board by resolution, without notice other than such resolution.

Section 2. SPECIAL BOARD MEETINGS. Special meetings of the Board may be called by or at the request of the chairperson of the Board, the chief executive officer, the president or by a majority of the Trustees then in office. The person or persons authorized to call special meetings of the Board may fix any place as the place for holding any special meeting of the Board called by them. The Board may provide, by resolution, the time and place for the holding of special meetings of the Board, without notice other than such resolution.

Section 3. NOTICE. Meetings of the Trustees may be held without call or notice. Neither the business to be transacted at, nor the purpose of, any meeting of the Board need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by unanimous written consent.

Section 4. QUORUM. Any time there is more than one Trustee, a quorum for all meetings of the Trustees shall be one-third but not less than two Trustees. Unless provided otherwise herein or in the Declaration of Trust and except as required under the Investment Company Act, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent setting forth the action so taken is signed by the Trustees having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Trustees on the Board or any committee thereof, as the case may be, were present. Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be one-third, but not less than two, of the members thereof. Unless provided otherwise herein or in the Declaration of Trust, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent. With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons in any action to be taken may be counted for quorum purposes under this Section 4 and shall be entitled to vote to the extent not prohibited by the Investment Company Act. The Trustees present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Trustees to leave less than a quorum.

Section 5. ORGANIZATION. At each meeting of the Board, the chairperson of the Board or, in the absence of the chairperson, the chief executive officer shall act as chairperson of the meeting. In the absence of both the chairperson and the chief executive officer, the president, if any, or in the absence of the president, a Trustee chosen by a majority of the Trustees present shall act as chairperson of the meeting. The secretary or, in the chairperson’s discretion, an assistant secretary of the Fund a person appointed by the chairperson, shall act as secretary of the meeting.

Section 6. ACTION WITHOUT A MEETING; PARTICIPATION BY CONFERENCE TELEPHONE OR OTHERWISE. Unless applicable Law requires that a particular action be taken only at an in-person meeting, any action required or permitted to be taken at any meeting of the Board (or of any committee of the Board) may be taken without a meeting if a consent or consents in writing setting forth the action so taken is signed by the Trustees having not less than the minimum number of votes that would be necessary to authorize or take that action at an in-person meeting at which all Trustees on the Board or any committee thereof, as the case may be, were present and voted and such written consents are filed with the records of the meetings. Unless applicable Law requires that Trustees must be present in person at a meeting of the Board, Trustees may participate in a meeting of the Board (or of any committee of the Board) by means of a conference telephone or other electronic means if all individuals participating can hear each other at the same time. Participation in a meeting by these means shall constitute in person presence at the meeting.

Section 7. COMPENSATION. The Trustees shall have power to pay reasonable compensation from the funds of the Fund to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees. The Trustees may pay themselves such compensation for special services, including legal, underwriting, syndicating and brokerage services, as they in good faith may deem reasonable and reimbursement for expenses reasonably incurred by themselves on behalf of the Trust.

Nothing herein contained shall be construed to preclude any Trustees from serving the Fund in any other capacity and receiving compensation therefor.

Section 8. SELF-ASSESSMENTS AND INDEPENDENT TRUSTEES.

(a) The Board shall perform a self-assessment at least once annually. The goal of Board self-assessments is to strengthen trustees’ understanding of their role and foster better Board communications and cohesiveness. Each self-assessment shall at a minimum review (i) the effectiveness of the Board’s committee structure, and (ii) any conflicts that could result from the number of funds overseen by each Trustee. To the extent that the assessment does not include confidential information, the Trustees shall prepare minutes of the self-assessment that discuss the substance of the matters covered, which minutes shall be filed with the records of the meetings of the Trustees.

(b) The Independent Trustees are required meet separately in executive sessions at least once per quarter. The Fund hereby affirmatively authorizes the Independent Trustees to hire staff and advisors to the extent required to conduct their business. Independent Trustees must meet in executive session at least quarterly. These Independent Trustee executive sessions are intended to provide the Independent Trustees the opportunity to talk among themselves and with their advisors about significant matters on the board agenda.

ARTICLE IV.

OFFICERS

Section 1. GENERAL PROVISIONS. The officers of the Fund may include a chief executive officer and/or a president, a secretary, a treasurer and/or chief financial officer and may include one or more vice presidents, a chief operating officer, a chief investment officer, one or more assistant secretaries and one or more assistant treasurers. To the extent that Rule 38a-1 under the Investment Company Act applies, the Fund shall appoint a chief compliance officer and an anti-money laundering officer. In addition, the Board may from time to time elect such other officers with such powers and duties as it shall deem necessary or desirable. The officers of the Fund shall be elected by the Board at the first meeting of the Board following the annual meeting of Shareholders and initially at the organizational meeting of the Fund, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries, assistant treasurers or other officers. Each officer shall hold office until his or her successor is elected and qualifies or until death, resignation or removal in the manner hereinafter provided. Any two (2) or more offices except president and secretary may be held by the same person although any person holding more than one office in the Fund may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer. In their discretion, the Trustees may leave unfilled any office except that of the chief executive officer / president, the treasurer, the secretary and the chief compliance officer (if required by the Investment Company Act). Election of an officer or agent shall not of itself create contract rights between the Fund and such officer or agent.

Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Fund may be removed, with or without cause, by a majority of the whole Board if in its judgment the best interests of the Fund would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Fund may resign at any time by giving written notice of his or her resignation to the Board, the chairperson of the Board, the chief executive officer, the president or the secretary. Any resignation shall take effect immediately upon its receipt or, if the time when it shall become effective is specified therein, at such later time specified in the notice of resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Fund. In addition, the termination or resignation of the chief compliance officer shall be effected in accordance with Rule 38a-1(4) under the Investment Company Act.

Section 3. VACANCIES. A vacancy in any office may be filled by the majority vote of the Board.

Section 4. CHIEF EXECUTIVE OFFICER / PRESIDENT. The Board shall designate a chief executive officer (president) from among its Board or elected officers. The chief executive officer shall have general responsibility for implementation of the policies of the Fund, as determined by the Board, and for the management of the business and affairs of the Fund. He or she may sign with the secretary or any other proper officer of the Fund authorized by the Board, deeds, mortgages, bonds, contracts, or other instruments which the Board has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Fund, or shall be required by law to be otherwise signed or executed, and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board from time to time.

Section 5. CHIEF OPERATING OFFICER. The Board may designate a chief operating officer. The chief operating officer, under the direction of the chief executive officer, shall have the responsibilities and perform the duties incident to the office of chief operating officer, including general management authority and responsibility for the day-to- day implementation of the policies of the Fund and such other responsibilities and duties prescribed by the Board or the chief executive officer from time to time.

Section 6. CHIEF INVESTMENT OFFICER. The Board may designate a chief investment officer. The chief investment officer shall have the responsibilities and duties incident to the office of chief investment officer and such other duties as may be prescribed by the Board, the chief executive officer or the president.

Section 7. CHIEF FINANCIAL OFFICER. The Board shall designate a chief financial officer. The chief financial officer shall have the responsibilities and duties incident to the office of chief financial officer and such other duties as may be prescribed as set forth by the Board, the chief executive officer or the president.

Section 8. CHIEF COMPLIANCE OFFICER; ANTI-MONEY LAUNDERING OFFICER. The Board shall designate a chief compliance officer to the extent required by, and consistent with the requirements of, the Investment Company Act. The chief compliance officer may also serve as the anti-money laundering officer and subject to the direction of, and reporting to, the Board, shall be responsible for the oversight of the Fund’s compliance with the U.S. federal securities laws and other applicable regulatory requirements. The designation, compensation and removal of the chief compliance officer must be approved by the Board, including a majority of the Independent Trustees of the Fund. The chief compliance officer shall perform such executive, supervisory and management functions and duties as may be assigned to him or her from time to time by the Board, the chief executive officer or the president.

Section 9. VICE PRESIDENTS. In the absence of the chief executive officer, president, the chief operating officer, or in the event of a vacancy in all such offices, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the chief executive officer and the president; and shall perform such other duties as from time to time may be assigned to such vice president by the chief executive officer, the chief operating officer, the president or by the Board. The Board may designate one or more vice presidents as executive vice president, senior vice president or as vice president for particular areas of responsibility.

Section 10. SECRETARY. The secretary shall: (a) keep the minutes of the proceedings of the Shareholders, the Board and committees of the Board in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Fund; (d) keep a register of the post office address of each Shareholder which shall be furnished to the secretary by such Shareholder; (e) have general charge of the Shares transfer books of the Fund; and (f) in general perform such other duties as from time to time may be assigned by the chief executive officer, the president or by the Board.

Section 11. TREASURER. In the absence of a designation of a chief financial officer by the Board, the treasurer shall be the chief financial officer of the Fund. In the absence of a designation of a treasurer by the Board, then the chief financial officer shall be responsible for the duties of the treasurer specified in this Section 11. The treasurer shall be responsible for: (a) the custody of the funds and securities of the Fund; (b) the keeping of full and accurate accounts of receipts and disbursements in books belonging to the Fund; and (c) the depositing of all moneys and other valuable effects in the name and to the credit of the Fund in such depositories as may be designated by the Board.

The treasurer shall disburse the funds of the Fund as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the president and Board, at the regular meetings of the Board or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Fund. The treasurer shall, if required by the Board, give bonds for the faithful performance of his duties in such sums and with such surety or sureties as shall be satisfactory to the Board.

Section 12. ASSISTANT SECRETARIES AND ASSISTANT TREASURER. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the chief executive officer, the president or the Board. The assistant treasurers shall, if required by the Board, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board.

ARTICLE V.

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Fund shall be signed by such officer or agent of the Fund in such manner as shall from time to time be determined by the Board.

Section 2. DEPOSITS. All funds of the Fund not otherwise employed shall be deposited from time to time to the credit of the Fund in such banks, trust companies or other depositories as the Board may designate.

Section 3. COMMINGLING OF ASSETS. The funds of the Fund shall not be commingled with the funds of any other person and the Fund funds will be protected from the claims of affiliated companies.

ARTICLE VI.

ACCOUNTING YEAR

The fiscal year of the Fund shall end on December 31 of each fiscal year and may thereafter be changed by duly adopted resolution of the Board from time to time.

ARTICLE VII.

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Declaration of Trust of the Fund or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE VIII.

INVESTMENT COMPANY ACT

If and to the extent that any provision of the Delaware Act, or any provision of the Declaration of Trust or these Bylaws conflicts with any provision of the Investment Company Act, then the applicable provision of the Investment Company Act shall control; provided, however, that such conflict shall not affect any of the remaining provisions of these Bylaws or the Declaration of Trust or render invalid or improper any action take or omitted prior to such determination.

ARTICLE IX.

AMENDMENT OF BYLAWS

The Board shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws not inconsistent with the Declaration of Trust. To the extent any provisions of the Bylaws conflict with the Declaration of Trust, the Declaration of Trust shall control.

Adopted [•], 2024